PROMISSORY NOTE EXTENSION NOTICE and REPAYMENT SCHEDULE

Date: April 20, 2008

FOR VALUE RECEIVED, the undersigned **ELEMENT 21 GOLF COMPANY**, a Delaware corporation with a principal executive office located at 200 Queens Quay East. Unit #1, Toronto, Ontario, Canada, M5A 4K9 (the "Maker"), hereby promises to pay to the order of Vladimir Goryunov, hereinafter, and together with any subsequent holder of this Note, the "Holder"), at its address at Rehalpstrasse 105, Zurich 8008, Schweiz, or at such other address as the Holder may, from time to time designate in writing, the principal sum of EIGHT HUNDRED AND TWENTY FIVE THOUSAND 00/100 DOLLARS ($825,000.00) (the "Principal Amount"), with interest thereon to be computed as hereinafter provided on the amount outstanding from the date of its disbursement until such principal sum shall be fully paid. Interest and principal shall be payable as set in the Promissory Note of May 27, 2008.

This confirms that the re-payment of the note has began with the first payment of $50,000US made on March 18, 2009. Subsequent payments will be made every 4-6 weeks, based on the cash flow of the Maker, but no less than $50,000US per payment. Current note repayment date is thus extended till October 1, 2009.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date set forth above.

MAKER:

ELEMENT 21 GOLF COMPANY
a Delaware corporation

By: ____

Name: N. Hearn

Title: President & CEO

HOLDER:

By: ____

Name: Vladimir Goryunov